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                                                                   EXHIBIT 10.51

                         MATTEL 1999 STOCK OPTION PLAN


1.   Purpose.   The purpose of the Mattel, Inc. 1999 Stock Option Plan ("Plan")
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is to promote the interests of Mattel, Inc. ("Company") and its stockholders by enabling the Company to offer an opportunity to acquire an equity interest in the Company so as to better attract, retain, and reward Employees (as defined below) who are not Officers (as defined below) or Directors (as defined below) of the Company and Consultants (as defined below) to the Company and, accordingly, to strengthen the mutuality of interests between those persons and the Company's stockholders by providing those persons with a proprietary interest in pursuing the Company's long-term growth and financial success.

2.   Definitions.   For purposes of this Plan, the following terms shall have
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the meanings set forth below.

     (a) "Board" means the Board of Directors of Mattel, Inc.

     (b) "Cause" shall mean (1) "Cause" as defined in any individual employment agreement between the Company or an affiliate and the Participant, or (2) if there is no such individual employment agreement or if it does not define Cause:
(A) an act or acts of dishonesty on the Participant's part which are intended to result in the Participant's substantial personal enrichment at the expense of the Company; (B) repeated violations by the Participant of the Participant's obligations to the Company that are demonstrably willful and deliberate on the Participant's part and that resulted in material injury to the Company; (C) conduct of a criminal nature that has or that is more likely than not to have a material adverse effect on the Company's reputation or standing in the community, or on its continuing relationships with its customers or those who purchase or use its products; or (D) fraudulent conduct in connection with the business or affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others.

     (c) "Code" means the Internal Revenue Code of 1986, as amended. Reference to any specific section of the Code shall be deemed to be a reference to any successor provision.

     (d) "Committee" means the Compensation/Options Committee of the Board, or such other committee of the Board that is designated by the Board to administer the Plan, as provided in Section 3(a). In the event that one or more members of the Committee do not comply with the eligibility requirements of Rule 16b-3, then the entire Board may serve as the Committee for purposes of this Plan.

     (e) "Common Stock" means the common stock of Mattel, Inc., $1.00 par value per share, or any security issued in substitution, exchange, or in lieu thereof.

     (f) "Company" means Mattel, Inc., a Delaware corporation, or any successor corporation. Except where the context indicates otherwise, the term "Company" shall include its Parent and Subsidiaries.

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     (g) "Consultant" means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

     (h) "Director" means a member of the Board.

     (i) "Disabled" means that there is a determination to that effect under the group long-term disability plan of the Company and the Participant is also approved for permanent disability benefits by the Social Security Administration or that a Participant is treated as "disabled" under an employment agreement which is in effect between the Company and the Participant at the time of such termination. However, in no event will a Participant be considered to be disabled for purposes of this Plan if the Participant's incapacity is a result of intentionally self-inflicted injuries (while sane or insane), alcohol or drug abuse, or a criminal act for which the Participant is convicted or to which the Participant pleads guilty or nolo contendere.

     (j) "Employee" means any Officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

     (l) "Fair Market Value" shall mean, unless a different method or value is determined by the Committee, the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for that day, or, if the New York Stock Exchange is closed on that day, the next preceding day on which the New York Stock Exchange was open.

     (m) "Grant" means an award of an Option or Restricted Stock.

     (n) "Independent Director" means a member of the Board who is not an Employee of the Company.

     (o) "Insider" means a person or entity that is subject to the provisions of
Section 16 of the Exchange Act.

     (p) "Officer" means the Company's president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company.

     (q) "Option" means a non-qualified stock option that is intended not to be and is specifically designated as not being an incentive stock option under
Section 422 of the Code.

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     (r) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(e).

     (s) "Participant" means a person who has received a Grant.

     (t) "Plan" means this Mattel, Inc. 1999 Stock Option Plan, as it may be amended from time to time.

     (u) "Restricted Stock" means shares of Common Stock issued pursuant to
Section 11 below that are subject to restrictions on ownership.

     (v) "Retirement" means a Severance where the Participant (i) had previously attained the age of fifty-five (55) and completed five (5) years of service (as determined in accordance with the terms of the Mattel, Inc. Personal Investment
Plan) or (ii) is otherwise eligible to be treated as retired for purposes of Mattel stock option plans under an employment agreement which is in effect between the Company and the Participant at the time of Severance.

     (w) "Rights Agreement" shall mean the Rights Agreement, dated as of February 7, 1992, as amended by an amendment dated as of May 13, 1999 and an amendment dated as of November 4, 1999 by and between the Company and BankBoston N.A., a national banking association, formerly, The First National Bank of Boston, and not giving effect to any amendments subsequent to November 4, 1999.

     (x) "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and as amended from time to time.

     (y) "Severance" means, with respect to a Participant, the termination of his or her provision of services to the Company as an Employee, Director, or Consultant, whether by reason of death, becoming Disabled, Retirement, resignation, dismissal, or any other reason. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to a Severance. However, a Participant will not be considered to have incurred a Severance because of a transfer of employment between the Company and a Subsidiary or a Parent (or vice versa).

     (z) "Softkey" shall mean Softkey Software Products Inc., an Ontario corporation.

     (aa) "Softkey Exchangeable Shares" shall mean the Exchangeable Shares (as such term is defined in the Rights Agreement) in the capital stock of Softkey.

     (bb) "Stock Appreciation Right" means a right granted pursuant to Section 12 below to receive a payment in cash, shares of Common Stock or any combination thereof with respect to a specified number of shares of Common Stock equal to the excess of the Fair Market Value of the

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Common Stock on the date the right is exercised over the Fair Market Value of the Common Stock on the date the right was granted.

     (cc) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(f).

3.   Administration.
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     (a)  Except as set forth in Section 15(b) below, this Plan shall be administered by the Committee. The Board may remove members from, or add members to, the Committee at any time. The Committee shall be composed of individuals selected in a manner that complies with Rule 16b-3 and with Code Section 162(m).

     (b) The Committee may conduct its meetings in person or by telephone. One-third (1/3rd) of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by a majority of the members present at any meeting or by all of the members in writing without a meeting.

     (c) The Committee is authorized to interpret this Plan and to adopt rules and procedures relating to the administration of this Plan. All actions of the Committee in connection with the interpretation and administration of this Plan shall be binding upon all parties.

     (d) Subject to the limitations of Sections 16 and 22 below, the Committee is expressly authorized to make such modifications to this Plan as well as to the Options, Restricted Stock and Stock Appreciation Rights granted hereunder as are necessary to effectuate the intent of this Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants and the Plan.

     (e) The Committee may delegate its responsibilities to others under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to the granting of Options to Insiders, except to the extent permitted by Rule 16b-3.

4.   Duration of Plan.
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     (a)  This Plan shall be effective as of November 4, 1999.

     (b) Unless terminated earlier pursuant to Section 19, this Plan shall terminate on December 31, 2009, except with respect to Options, Restricted Stock and Stock Appreciation Rights then outstanding.

5.   Number of Shares.
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     (a) The maximum number of shares of Common Stock for which Grants may be awarded under the Plan shall be twelve million eight hundred thousand (12,800,000) shares. The maximum number of shares that may be issued to a single Participant in a single calendar year is one million (1,000,000).

     (b) In the event that a Participant pays part or all of the exercise price of an Option or the purchase price of Restricted Stock in the form of Common Stock, only the net additional shares issued (i.e., the number of shares issued in excess of the number of shares surrendered) will be taken into account for purposes of the limitations of Paragraph (a) above.

     (c) Upon the forfeiture of shares of Restricted Stock, the forfeited shares of Common Stock shall again become available for use under the Plan. Upon the expiration or termination of an outstanding Option which shall not have been exercised in full, the shares of Common Stock remaining unissued under the Option shall again become available for use under the Plan.

6.   Eligibility.
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     (a) Persons eligible to receive Grants under this Plan shall consist of key
Employees who are not Officers or Directors and Consultants.

     (b) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

         (i) Determine which eligible Employees who are not Officers or Directors are key Employees and select from among the key Employees as well as Consultants such of them as in its opinion should be awarded Grants.

         (ii) Subject to Section 5(a), determine the number of shares to be subject to such Grants awarded to the selected individuals.

         (iii) Determine the terms and conditions of such Grants, consistent subject this Plan.

     (c) In the event that the Company acquires another entity by merger or otherwise, the Committee may authorize the issuance of Options ("Substitute Options") to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for the acquired entity upon such terms and conditions as the Committee shall determine.

7.   Form of Options.   Options shall be granted under this Plan on such terms
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and in such form as the Committee may approve, which shall not be inconsistent with the provisions of this Plan, but which need not be identical from Option to Option.

     (a) The exercise price per share of Common Stock purchasable under an Option shall be set forth in the Option. Except in the case of Options subject to the provisions of Section 6(b)

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above, the exercise price of an Option, determined on the date of the Grant, shall be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock.

     (b) The Committee may include dividend equivalent rights on shares of Common Stock that are subject to Options. The Committee shall specify in the Option such terms as it deems appropriate regarding the dividend equivalent rights, including whether the dividend rights are payable currently or only when the Option is exercised, and whether any interest accrues on any unpaid dividend equivalent rights.

8.   Exercise of Options.
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     (a) An Option shall be exercisable at such time or times and be subject to such terms and conditions as may be set forth in the Option. Options shall only be exercisable for whole numbers of shares.

     (b) Options are exercised by payment of the full amount of the purchase price to the Company. The payment shall be in the form of cash or such other forms of consideration as the Committee shall deem acceptable, such as the surrender of outstanding shares of Common Stock owned by the person exercising the Option or by withholding shares that would otherwise be issued upon the exercise of the Option. If the payment is made by means of the surrender of Restricted Stock, a number of shares issued upon the exercise of the Option equal to the number of shares of Restricted Stock surrendered shall be subject to the same restrictions as the Restricted Stock that was surrendered. The Committee may also authorize the exercise of Options by the delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price of the Option.

     (c) In the event of the Disability of the Participant, an Option held by the Participant may be exercised (to the extent that the Option is then exercisable) by his or her conservator, agent under durable power of attorney, or trustee of any trust holding the Option.

     (d) In the event of the death of the Participant, an Option held by the Participant may be exercised (to the extent that the Option is then exercisable) by his or her administrator, executor, personal representative, or trustee of a trust holding the Option, or other person to whom the Option has been transferred by means of the laws of descent and distribution.

     (e) In the event of the Participant's Retirement, all Options which were granted to such Participant at least six (6) months prior to Retirement, whether or not previously exercisable, shall become exercisable immediately.


9.   Termination of Options.
     ----------------------

     (a) Except to the extent the terms of an Option require its prior termination, each Option shall terminate on the earliest of the following dates:

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         (i)    The date which is ten (10) years from the date on which the
Option is granted;

         (ii) Except to the extent the terms of an Option permit its later termination, the date that is ninety (90) days from the date of the Severance of the Participant to whom the Option was granted; provided, however, that if the Participant's Severance is as a result of death or the Participant's becoming Disabled, then the date shall be extended to one (1) year from the date of the Severance of the Participant to whom the Option was granted; or

         (iii)  The date of the Participant's Severance for Cause.

     (b) Except to the extent the terms of an Option permit its later termination, notwithstanding the provisions of Paragraph (a) above, in the case of a Participant's Retirement, the Participant's Options will continue to vest for five (5) years following Retirement, and the Participant will be able to exercise his or her Options until the earlier of (i) five (5) years following Retirement or (ii) the date on which the Options would otherwise expire.

     (c) Additionally, except to the extent the terms of an Option permit its later termination, nothwithstanding Paragraphs (a) and (b) of this Section 9 and
Section 20, in the case of a Participant who incurs a Severance other than for Cause during the 18-month period following a Change in Control, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for (1) the longer of (a) two years from such date of Severance or (b) such other period as may be provided in the Plan for such Severance or as the Committee may provide in the option agreement, or
(2) until expiration of the stated term of such Option, whichever period is shorter.

10.  Reload Options.
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     (a) In the case of a Participant who pays the exercise price of an Option prior to the date on which it expires by means of surrendering shares of Common Stock previously acquired by the Participant, the Committee may at its discretion grant the Participant another Option ("Reload Option") of the same type (i.e., a non-qualified stock option) as the Option being exercised ("Underlying Option") for the same number of shares that were so surrendered.

     (b) The duration of the Reload Option will be for the remaining term of the Underlying Option, and the Exercise Price shall be the Fair Market Value of the Common Stock on the day on which the Underlying Option was exercised.

     (c) Reload Options may only be granted to individuals performing services for the Company at the time the Underlying Option is exercised. A Reload Option may not be granted upon the exercise of another Reload Option.

11.  Restricted Stock.
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     (a) The Committee may issue Grants of Restricted Stock upon such terms and conditions as it may deem appropriate, which terms need not be identical for all such Grants.

     (b) Restricted Stock may be sold to Participants, or it may be issued to Participants without the receipt of any consideration. If the Participant is required to give any consideration, the payment shall be in the form of cash or such other forms of consideration as the Committee shall deem acceptable, such as the surrender of outstanding shares of Common Stock owned by the Participant.

     (c) A Participant shall not have a vested right to the Restricted Stock until the satisfaction of the vesting requirements specified in the Grant.

     (d) A Participant may not assign or alienate his or her interest in the shares of Restricted Stock prior to vesting. Otherwise, the Participant shall have all of the rights of a

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stockholder of the Company with respect to the Restricted Stock, including the right to vote the shares and to receive any dividends.

     (e) The following rules apply with respect to events that occur prior to the date on which the Participant obtains a vested right to the Restricted Stock.

         (i) Stock dividends issued with respect to the shares covered by a Grant of Restricted Stock shall be treated as additional shares received under the Grant of Restricted Stock.

        (ii) Cash dividends are taxable compensation to the Participant that is deductible by the Company.

12.  Stock Appreciation Rights.
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     (a) Stock Appreciation Rights may be granted separately or in conjunction with all or part of an Option granted under the Plan. In the case of an Option, such rights may be granted either at or after the time of the Grant of the Option.

     (b) A Stock Appreciation Right that is granted in conjunction with an Option may provide that it may only be exercised when the Option may be exercised.

13.  Participant Elections.   Pursuant to such rules and procedures as may be
     ---------------------
prescribed by the Committee, Participants may elect to exchange one type of Grant under the Plan for another type of Grant, and/or enter into other arrangements to defer the receipt of income or items of tax preference that would otherwise be recognized by the Participant under the Plan.

14.  [Intentionally Omitted].

15.  Bonus Grants and Grants In Lieu Of Compensation. The Committee is
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authorized to grant shares of Common Stock as a bonus, or to grant shares of
Common Stock, Restricted Stock or Options in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. Such grants shall be upon such terms and conditions as the Committee may deem appropriate.

16.  Modification of Options.  The Committee may modify an existing Option,
     -----------------------
including the right to:

     (a) Accelerate the right to exercise it;

     (b) Extend or renew it; or

     (c) Cancel it and issue a new Option.

However, no modification may be made to an Option that would impair the rights of the Participant holding the Option without his or her consent.

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17.  Non-transferability of Grants.
     -----------------------------

     (a) Except to the extent specified in the Grant and as provided in Sections 8(c) and (d), Options are exercisable only by the Participant. Options are not assignable or transferable except by will or the laws of descent and distribution. The Committee shall prescribe such rules and procedures as it deems appropriate regarding the transfer of Options, taking into account the impact of Section 16 of the Exchange Act, the need to register those shares under the Securities Act of 1933, and applicable State Blue Sky Laws.

     (b) Grants of Restricted Stock and Stock Appreciation Rights shall be subject to such restrictions on transferability as may be imposed in such Grants.

18.  Adjustments.
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     (a) In the event of a stock split, stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares, or similar change affecting Common Stock, the Committee shall authorize such adjustments as it may deem appropriate with respect to:

         (i)   The number and/or kind of shares covered by each outstanding
Option;

         (ii) The aggregate number and/or kind of shares for which Options may be granted under this Plan; and

         (iii) The exercise price per share in respect of each outstanding
Option.

     Except as set forth above in this Section 18(a), no issuance by the Company of shares of stock of any class, or securities convertible into, or options or warrants to purchase shares of any class of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Grant.

     (b) The Committee may also make such adjustments in the event of a spinoff (or other distribution) of Company assets to stockholders, other than normal cash dividends.

19.  Effect of Change in Control.
     ---------------------------

     (a) In the event of a Change in Control (as defined in Paragraph (b) below), all Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control and all restrictions and conditions of all Grants of Restricted Stock then outstanding shall be deemed satisfied as of the date of the Change in Control.

     (b) A "Change in Control" shall mean:

         (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common

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stock of the Company, including the shares of common stock of the Company issuable upon an exchange of Softkey Exchangeable Shares that are not owned by the Company or any corporation controlled by the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company or any corporation controlled by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by a Person of 20% of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities as a result of an acquisition of common stock of the Company by the Company or of Softkey Exchangeable Shares by Softkey which, by reducing the number of shares of common stock of the Company or Softkey Exchangeable Shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities; provided, however, that if a Person shall become the beneficial owner of 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities by reason of a share acquisition by the Company or by Softkey as described above and shall, after such share acquisition by the Company or Softkey, become the beneficial owner of any additional shares of common stock of the Company, then such acquisition shall constitute a Change in Control or (5) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 19(b); provided, further, however, that for purposes of this subsection (i), any Investing Person (as such term is defined in the Rights Agreement) shall be deemed not to be a beneficial owner of any Investment Shares (as such term is defined in the Rights Agreement) and the holder of the Mattel Special Voting Preferred Share (as such term is defined in the Rights Agreement) shall be deemed not to be a beneficial owner of such Mattel Special Voting Preferred Share; or

     (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as through such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities

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entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding share of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

20.  Cancellation of Grants.   Except as otherwise provided in the Grant, the
     ----------------------
Committee may cancel any unexpired, unpaid, or deferred Grant at any time if the Participant does not comply with all of the terms of the Grant and the following conditions.

     (a) A Participant shall not render services for any organization or engage directly or indirectly in any business that, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the judgment of the Chief Executive Officer shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors of the Participant assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than five percent (5%) equity interest in the organization or business.

     (b) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material, as those terms are used in the Company's Employee Patent and Confidence Agreement, relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

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     (c) A Participant, pursuant to the Company's Employee Patent and Confidence
Agreement, shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research, or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

     (d) Upon exercise, payment, or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of paragraph (a), (b) or (c) of this Section 20 prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Award may, at the Committee's discretion, cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two (2) years after such exercise, payment or delivery. Within ten (10) days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of shares of Common Stock that the Participant received in connection with the rescinded exercise, payment, or delivery.

21.  [Intentionally Omitted.]

22.  Amendments and Termination.  The Board may at any time amend or terminate
     --------------------------
this Plan. However, no amendment or termination of the Plan may impair the rights of a Participant holding a Grant without his or her consent.

23.  Tax Withholding.
     ---------------

     (a) The Company shall have the right to take such actions as may be necessary to satisfy its tax withholding obligations relating to the operation of this Plan.

     (b) If Common Stock is used to satisfy the Company's tax withholding obligations, the stock shall be valued at its Fair Market Value when the tax withholding is required to be made.

     (c) Notwithstanding any other provision of this Plan, the number of shares of Common Stock otherwise issuable upon the exercise of an Option which may be withheld in order to satisfy the Participant's federal and state income and payroll tax liabilities with respect to the exercise or vesting of the Option shall be limited to the number of shares which have a Fair Market Value equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state income tax and payroll tax purposes that are applicable to such supplemental taxable income.

24.  No Additional Rights.
     --------------------

     (a) Neither the adoption of this Plan nor the granting of any Option or Restricted Stock shall:

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

         (i) Affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

         (ii) Confer upon any Participant the right to continue performing services for the Company, nor shall it interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause.

     (b) No Participant shall have any rights as a stockholder with respect to any shares covered by a Grant until the date a certificate for such shares has been issued to the Participant following the exercise of an Option or the receipt of Restricted Stock.

25.  Securities Law Restrictions.
     ---------------------------

     (a) No securities shall be issued under this Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal and state securities laws.

     (b) The Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

     (c) Certificates for shares of Common Stock delivered under this Plan may be subject to such restrictions as the Committee may deem advisable. The Committee may cause a legend to be placed on the certificates to refer to those restrictions.

26.  Indemnification.   To the maximum extent permitted by law, the Company
     ---------------
shall indemnify each member of the Committee and of the Board, as well as any other Employee of the Company with duties under this Plan, against expenses (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties under this Plan, unless the losses are due to the individual's gross negligence or lack of good faith. The Company will have the right to select counsel and to control the prosecution or defense of the suit. The Company will not be required to indemnify any person for any amount incurred through any settlement unless the Company consents in writing to the settlement.

27.  Governing Law.   This Plan and all actions taken hereunder shall be
     -------------
governed by and construed in accordance with the laws of the State of Delaware.

                      ************************************

  To signify its adoption of this Plan, the Company has caused its execution.

                                  Mattel, Inc.,
                                  a Delaware Corporation
                                  /s/ Alan Kaye
                                  --------------------------------------
                                  Senior Vice President, Human Resources

                                  Date:  November 4, 1999

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